Exhibit 10.1

THINKORSWIM GROUP INC.

SECOND AMENDED AND RESTATED 2001 STOCK OPTION PLAN

1.             Purpose.  The purpose of this Stock Option Plan (“the Plan”) is to further the interests of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees, directors, or consultants who contribute materially to the success and profitability of the Company and its subsidiaries.  The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing the personal interest in the Company’s continued success and progress.  This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees, directors, and consultants.  The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options.

2.             Definitions.  The following definitions shall apply to this Plan:

(a)           “Board” means the board of directors of the Company.

(b)           “Cause” means “cause” as defined in any employment or consulting agreement then in effect between the Optionee and the Company or any Subsidiary or if not defined therein, or if there shall be no such agreement, (i) the Optionee’s embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Optionee’s commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Optionee knows or should know could harm the business or reputation of the Company or a Subsidiary, (iv) the Optionee’s material failure to adhere to the Company’s or a Subsidiary’s corporate codes, policies or procedures as in effect from time to time, (v) the Optionee’s continued failure to meet performance standards as determined by the Company or a Subsidiary, (vi) the Optionee’s violation of any statutory, contractual, or common law duty or obligation to the Company or a Subsidiary, including, without limitation, the duty of loyalty, or (vii) the Optionee’s material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company or a Subsidiary.  The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Plan.

(c)           “Change of Control” means any of the following events:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control:  (I) any acquisition by the Company or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii)           Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

(f)            “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or such other class of shares or securities as to which the Plan may be applicable, pursuant to Section 13 herein.

(g)           “Company” means thinkorswim Group Inc., a Delaware Corporation, formerly known as Investools Inc.

(h)           “Continuous Service” means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent, its subsidiaries or its successors.

(i)            “Date of Grant” means the date on which the Committee grants an Option.

(j)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(m)          “Fair Market Value” means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such day or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

(n)           “Incentive Stock Option” means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

(o)           “Non-Employee Director” means any member of the Board who is not an Employee.

(p)           “Nonstatutory Option” shall have the meaning as used in Section 9 herein.

(q)           “Option” means a stock option granted pursuant to the Plan.

(r)            “Option Period” means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

(s)           “Optionee” means an Employee, Non-Employee Director, or consultant who receives an option.

(t)            “Outside Director” means a member of the Board serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

(u)           “Parent” means any corporation which owns 50% or more of the voting securities of the Company.

(v)           “Plan” means this Amended and Restated 2001 Stock Option Plan.

(w)          “Share” means the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(x)            “Subsidiary” means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

3.             Administration.  This Plan will be administered by the Committee.  Each member of the Committee must be an Outside Director.  A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

The Committee has the exclusive power to select the Employees, Non-Employee Directors, or consultants who shall receive an award under this Plan, to establish the terms of the Options granted to each Employee, Non-Employee Director, or consultant, and to make all other determinations necessary or advisable under the Plan.  The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee, Non-Employee Director, or consultant warrants an award under this Plan, and to determine the amount of the award.  The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan’s administration.  Any such determination made by the Committee will be final and binding on all persons.  A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.             Shares Subject to Option.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 12,000,000.  Such Shares may be authorized but unissued, or may be treasury Shares.  If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.  The maximum number of Shares with respect to which Options may be granted each calendar year to an Employee shall be 2,000,000, subject to adjustment in accordance with Section 13 hereof.

5.             Employee Participation.

(a)           Eligible Employees.  Every Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan.  The Committee’s award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year.  Furthermore, the Committee may award different Options to different Employees.  The Committee may consider such factors as it deems pertinent in selecting Employees and in determining the number of Shares underlying their Option, including, without limitation: (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of prospective Employees to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the Employee’s other compensation.  Employees may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b)           No Right of Employment.  An Optionee’s right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as an Optionee under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Optionee.

(c)           Non-Transferability.  No Option granted to Employees by its terms shall be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him.  The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

6.             Non-Employee Director and Consultant Participation.

(a)           Grants of Awards.  The Committee shall have full discretion to grant Options to Non-Employee Directors and consultants at such times as it deems appropriate, to determine the number of Shares underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

(b)           Non-Transferability.  No Option granted to Non-Employee Directors or consultants by its terms shall be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him.  The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Non-Employee Director or consultant, or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

7.             Option Requirements.  Each Option granted under this Plan shall satisfy the following requirements.

(a)           Written Option.  An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a Nonstatutory Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

(b)           Duration of Option.  Each option may be exercised only during the Option Period.  At the end of the Option Period the Option shall expire.

(c)           Option Exercisability.  Unless otherwise provided by the Committee, each Option shall be exercisable only as to no more than one-fourth (1/4) of the total number of Shares covered by the Option during each twelve-month period commencing twelve months after the Date of Grant of the Option.  Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan.  To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the Option Period; provided, however, that the unexercisable portion of an Option shall immediately expire upon an Optionee’s termination of Continuous Service for any reason.

(d)           Acceleration of Vesting.  Subject to the provisions of Section 8(b), the Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of Shares per year or as to all remaining Shares.  Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if applicable, upon a Change of Control or after termination of the Optionee’s Continuous Service by reason of death, disability, retirement or termination of employment.

(e)           Option Price.  Except as provided in Section 8(a) and 9, the Option price of each Share subject to the Option shall be no less than the Fair Market Value of the Share on the Option’s Date of Grant.

(f)            Termination of Services without Cause.  If the Optionee ceases Continuous Service for any reason other than a termination by the Company for Cause or due to the death, disability, or retirement on or after the age of 65 of the Optionee, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) ten days following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Sections 7(d) and 13.  The Committee may, in its discretion, extend the time during which the Option may be exercised after termination of service.  Any such Option shall lapse at the end of the period established by the Committee for exercise after termination of services.

(g)           Termination of Services for Cause.  Unless otherwise provided by the Committee, if the Company terminates the Optionee’s Continuous Service for Cause, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company.  The Option may be exercised on such termination date, subject to any adjustment under Sections 7(d) and 13.

(h)           Death.  Unless otherwise provided by the Committee, in the case of the death of the Optionee, the beneficiaries designated by the Optionee shall have from the earlier of

(i) one year from the Optionee’s demise or (ii) the end of the Option Period, to exercise the Option; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Sections 7(d) and 13.

(i)            Retirement.  Unless otherwise provided by the Committee, if the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) three months after the date of retirement; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Sections 7(d) and 13.

(j)            Disability.  In the event of the Optionee’s termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) twelve months after the date of such termination; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Sections 7(d) and 13.

8.             Incentive Stock Options.  Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

(a)           Ten Percent Stockholders.  An Option intended to qualify as an Incentive Stock Option granted to an Employee who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any Parent or Subsidiary, shall be granted at a price of 110% of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant.  In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply.  Furthermore, in calculating stock ownership, any stock that the Employee may purchase under outstanding options will not be considered.

(b)           Maximum Option Grants.  For Incentive Stock Options, the aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company exercisable for the first time by an Optionee during any calendar year, under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000; provided, however, that if the vesting of Options is accelerated pursuant to Section 7(d), there shall be no upper limit as to the Fair Market Value of stock in the Company exercisable for the first time by an Optionee during any calendar year.

(c)           Exercise of Incentive Stock Options.  Any Optionee who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the Date of Grant of such Incentive Stock Option or (ii) within one year after the transfer of such Shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

9.             Nonstatutory Options.  Any Option not intended to qualify as an Incentive Stock Option shall be a Nonstatutory Option.  Nonstatutory Options shall satisfy each of the requirements of Section 7 of the Plan.

10.           Method of Exercise.  An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 11 of the Plan.  During the lifetime of the Optionee, such Option may be exercised only by him.  Payment for Shares with respect to which an Option is exercised may be (a) in cash or by certified check, (b) wholly or partially in the form of Common Stock held by the Optionee for at least six months having a Fair Market Value equal to the aggregate Option price or (c), if there is a public market for Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option price for Shares being purchased.  No Person will have the rights of a stockholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised.  A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

11.           Taxes, Compliance with Law; Approval of Regulatory Bodies.  The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax.  Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time.  An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available.  This Plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions.  Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 11.  Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval or every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option.  In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

12.           Amendment.  (a) The Committee may without further action by the stockholders of the Company and without receiving further consideration from the Optionees, amend this Plan or condition or modify Options awarded under this plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)           The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect.  The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of an Optionee, impair his rights under an Option previously granted to him pursuant to this Plan.

13.           Adjustment Upon Change of Shares.  If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of share, stock split, stock dividend, rights offering, or other similar transaction or event occurs, the number, class and/or kind of Shares for which Options are authorized to be granted under this Plan, the number, class or kind of Shares then subject to Options previously granted under this Plan, the price per Share payable upon exercise of each Option outstanding under this Plan and/or any other affected term of an Option shall be equitably adjusted by the Committee to reflect such changes.  To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

14.           Liability of the Company.  The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

15.           Expenses of Plan.  The Company shall bear the expenses of administering the Plan.

16.           Duration of Plan.  Options may be granted under this Plan only within 10 years from the effective date of this Plan.

17.           Applicable Law.  The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware, without regard to the conflict of laws provisions hereof.

18.           Effective Date.  The effective date of this Plan shall be the date this Plan is adopted by the Board, or such later date as designated by the Board.

19.           Securities Laws.  The Plan and the administration of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation or statute adopted under the federal securities laws.  To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.